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                                 THE LAW FIRM OF
                               HAMADA & MATSUMOTO

Kasumigaseki Building, 25th Floor                   Fax: 03-3581-4713 -4715
2-5, Kasumigaseki 3-Chome                                03-3592-0912, 0916
Chiyoda-Ku, Tokyo 100, Japan                             03-5251-7985 (G4)
Tel: 03-3580-3377                                   TLX: J28844 HYLAW


                                                               December 23, 1998


Warburg, Pincus Institutional Fund, Inc.
466 Lexington Avenue
New York, New York  10017-3147

Ladies and Gentlemen:

We have acted as legal counsel to Warburg, Pincus Institutional Fund, Inc. (the "Fund"), a corporation organized under the laws of the State of Maryland, as to matters of Japanese law.

We hereby confirm that the information concerning Japanese law set forth under the caption "Foreign Taxes" in the section entitled "ADDITIONAL INFORMATION CONCERNING TAXES" in the Fund's Statement of Additional Information contained in the Fund's Registration Statement (the "Registration Statement"), has been reviewed by us and in our opinion is correct. In addition, we hereby consent to the reference to us in the Statement of Additional Information and to the filing of this opinion with the U.S. Securities and Exchange Commission as an exhibit to the Registration Statement.

                                      Very truly yours,

                                      HAMADA & MATSUMOTO



                                      By: /s/ Yogo Kimura
                                          ------------------------------
                                          Yogo Kimura